Weyerhaeuser Company and Subsidiaries

EXHIBIT 21 – Subsidiaries of the Registrant

		Percentage
	State or Country	Ownership of
Name	of Incorporation	Immediate Parent

Columbia & Cowlitz Railway Company	Washington	100
DeQueen & Eastern Railroad Company	Arkansas	100
Fisher Lumber Company	California	100
Golden Triangle Railroad	Mississippi	100
Gryphon Asset Management, Inc.	Delaware	100
Gryphon Investments of Nevada, Inc.	Nevada	100
Mississippi & Skuna Valley Railroad Company	Mississippi	100
Mountain Tree Farm Company	Washington	50
North Pacific Paper Corporation	Delaware	50
Norpac Sales Corporation	Guam	100
Norpac Resources LLC	Delaware	100
Oregon Timber Company	Oregon	100
Investment Company of Oregon	Oregon	100
Pacific Veneer, Ltd.	Washington	100
SCA Weyerhaeuser Packaging Holding Company Asia Limited	British Virgin Islands	50
Texas, Oklahoma & Eastern Railroad Company	Oklahoma	100
United Structures, Inc.	California	100
Westwood Shipping Lines, Inc.	Washington	100
Weycomp Claims Management Services, Inc.	Texas	100
Weyerhaeuser Company of Nevada	Nevada	100
Weyerhaeuser Construction Company	Washington	100
Weyerhaeuser de Mexico, S.A. de C.V.	Mexico	100
Weyerhaeuser del Bajio, S.A. de C.V.	Mexico	100
Weyerhaeuser Europe Holdings	Ireland	100
Weyerhaeuser Sarasate Limited	Ireland	100
Weyerhaeuser Holdings France SAS	France	100
Weyerhaeuser Mediland SAS	France	100
Weyerhaeuser Darbo SAS	France	100
Weyerhaeuser Financial Services, Inc.	Delaware	100
ver Bes’ Insurance Company	Vermont	100
de Bes’ Insurance Ltd.	Bermuda	100
Weyerhaeuser Financial Investments, Inc.	Nevada	100
Trimark Development Company	California	100
WFI Servicing Company	Nevada	100
Weyerhaeuser Venture Company	Nevada	100
Las Positas Land Co.	California	100
WAMCO, Inc.	Nevada	100
Weyerhaeuser Forestlands International, Inc.	Washington	100
Weyerhaeuser International, Inc.	Washington	100
Southern Cone Timber Investors Holding Company, LLC	Delaware	100
Trus Joist SPRL	Belgium	100

Weyerhaeuser Company and Subsidiaries

EXHIBIT 21 – Subsidiaries of the Registrant

		Percentage
		Ownership of
	State or Country	Immediate
Name	of Incorporation	Parent

Weyerhaeuser Holdings Limited	British Columbia	100
Weyerhaeuser Company Limited	Canada	100
317298 Saskatchewan Ltd.	Saskatchewan	100
486286 British Columbia Ltd.	British Columbia	50
488205 British Columbia Ltd.	British Columbia	90
Boom Chain Transportation Company Limited	British Columbia	40
Forest License A49782 Holdings Ltd.	British Columbia	99
Ilsaak Forest Resource Ltd.	British Columbia	49
MacMillan Bloedel K.K.	Japan	100
MacMillan Bloedel Pembroke Limited Partnership	Ontario	100
MacMillan Guadiana, S.A. de C.V.	Mexico	100
Mid-Island Reman Inc.	British Columbia	100
Sturgeon Falls Repulping Limited	Ontario	50
Sturgeon Falls Limited Partnership	Ontario	50
Wapawekka Lumber Ltd.	Saskatchewan	51
Weyerhaeuser (Annacis) Limited	British Columbia	100
Weyerhaeuser Australia Pty. Ltd.	Australia	100
Pine Solutions Australia Pty Limited	Australia	100
K1 Holdings Pty Limited	Australia	100
CCA Timbers (Vic) Pty Ltd.	Australia	100
Hanaki Pty Ltd.	Australia	100
Kaiyou Pty Ltd.	Australia	100
Weyerhaeuser (Barbados) SRL	Barbados	100
Marlborough Capital Corp. SRL	Barbados	100
Weyerhaeuser (BVI) Ltd.	British Virgin Islands	100
Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100
Nelson Forest Products Company	New Zealand	100
Weyerhaeuser New Zealand Inc.	New Zealand	100
Weyerhaeuser (Carlisle) Ltd.	Barbados	100
Camarin Limited	Barbados	100
Weyerhaeuser (Delta) Limited	British Columbia	100
Weyerhaeuser (Imports) Pty Limited	Australia	100
Weyerhaeuser (Ottawa) Limited	Canada	100
Weyerhaeuser Saskatchewan Ltd.	Saskatchewan	100
Wapawekka Lumber Limited Partnership	Saskatchewan	50
Weyerhaeuser Services Limited	British Columbia	100
Weyerhaeuser China, Ltd.	Washington	100
Weyerhaeuser (Asia) Limited	Hong Kong	100
Weyerhaeuser Japan Ltd.	Japan	100
Weyerhaeuser Japan Ltd.	Delaware	100
Weyerhaeuser Korea Ltd.	Korea	100

Weyerhaeuser Company and Subsidiaries

EXHIBIT 21 – Subsidiaries of the Registrant

		Percentage
		Ownership of
	State of Country	Immediate
Name	of Incorporation	Parent

Weyerhaeuser, S.A.	Panama	100
Weyerhaeuser Taiwan Ltd.	Delaware	100
Weyerhaeuser International Sales Corp.	Guam	100
Weyerhaeuser (Mexico) Inc.	Washington	100
Weyerhaeuser Overseas Finance Co.	Delaware	100
Weyerhaeuser Raw Materials, Inc.	Delaware	100
Weyerhaeuser Real Estate Company	Washington	100
Midway Properties, Inc.	North Carolina	100
Pardee Homes	California	100
Marmont Realty Company	California	100
Pardee Homes of Nevada	Nevada	100
Pardee Investment Company	California	100
The Quadrant Corporation	Washington	100
South Jersey Assets, Inc.	New Jersey	100
Scarborough Constructors, Inc.	Florida	100
TMI, Inc.	Texas	100
Weyerhaeuser Real Estate Company of Nevada	Nevada	100
Weyerhaeuser Realty Investors, Inc.	Washington	100
Winchester Homes, Inc.	Delaware	100
Weyerhaeuser Real Estate Development Company	Washington	100
Weyerhaeuser Sales Company	Nevada	100
Weyerhaeuser Servicios, S.A. de C.V.	Mexico	100
Weyerhaeuser USA LLC	Delaware	100
American Cemwood Corporation	Oregon	100
MB Administrative Services Inc.	Delaware	100
Willamette Mexican Holding Company	Oregon	100
Wilton Connor LLC	North Carolina	100
Wilton Connor Packaging International Limited	Hong Kong	100
The Wray Company	Arizona	100